Exhibit 99.1

PRESS RELEASE

Investor Contact:

Thomas Castellano, Catalent, Inc.

732-537-6325

investors@catalent.com

Catalent Announces Launch of Private Offering of $400 Million (U.S. Dollar Equivalent) of

Euro-Denominated Senior Unsecured Notes Due 2024

SOMERSET, N.J., November 28, 2016 — Catalent, Inc. (“Catalent”) (NYSE: CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products, today announced that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Catalent Operating Subsidiary”), intends to offer, subject to market and other conditions, $400 million (U.S. dollar equivalent) aggregate principal amount of euro-denominated senior unsecured notes due 2024 (the “Notes”) in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Catalent Operating Subsidiary intends to use the net proceeds from the Private Offering to fund its acquisition of Accucaps Industries Limited, repay a portion of the outstanding borrowings under its senior secured credit facilities, plus any accrued and unpaid interest, pay related fees and expenses and provide cash on its balance sheet for general corporate purposes.

The Notes will be guaranteed by all of the wholly owned U.S. subsidiaries of the Catalent Operating Subsidiary that guarantee its senior secured credit facilities. The Notes will not be guaranteed by PTS Intermediate Holdings, LLC or Catalent, the direct and indirect parent companies of the Catalent Operating Subsidiary.

The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation, or sale is unlawful.

The Catalent Operating Subsidiary also intends, concurrently with the Private Offering, to launch an effort to amend the credit agreement governing its senior secured credit facilities to reduce the interest rates applicable to the term loans thereunder. The consummation and actual terms of any repricing amendment are subject to a number of factors, including market interest and other conditions. There can be no assurance that the Catalent Operating Subsidiary will consummate either the Private Offering or the repricing amendment on favorable terms or at all.

About Catalent, Inc.

Catalent is the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With over 80 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs more than 9,500 people, including over 1,400 scientists, at more than 30 facilities across 5 continents and in fiscal 2016 generated $1.85 billion in annual revenue. Catalent is headquartered in Somerset, N.J. For more information visit www.catalent.com.

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings and include all discussions of the contemplated private notes offering and term loan repricing. Similarly, statements that describe Catalent’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Such forward-looking statements are subject to various risks and uncertainties, including (a) any decision by the Catalent Operating Subsidiary not to proceed with the proposed private notes offering and term loan repricing, (b) potential changes in market conditions, and (c) those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission, as such factors may be updated from time to time in Catalent’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Catalent’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.